UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2006

CRDENTIA CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-31152	76-0585701
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification Number)

14114 Dallas Parkway, Suite 600
Dallas, Texas 75254

(Address of Principal Executive Offices) (Zip Code)

(972) 850-0780

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

On January 6, 2006, we entered into a Securities Purchase Agreement with institutional investors for the private placement of Convertible Debentures (the “Debentures”) having a principal amount of $2,000,000.  Subject to the conversion provisions set forth in the Debentures, the unpaid principal together with all accrued interest on the Debentures is due and payable on January 6, 2009.  Interest accrues on the unpaid principal balance at a rate of eight percent (8%) per annum, simple interest, and is payable in semi-annual payments in cash or registered stock at our option.  The Debentures are convertible into shares of our common stock at a price of $0.60 per share.  In addition, as part of the financing, we agreed to issue warrants to purchase up to 1,666,666 shares of our common stock with an exercise price of $0.75 per share (the “Long-Term Warrants”) and warrants to purchase up to 3,333,333 shares of our common stock with an exercise price of $0.60 per share (the “Short-Term Warrants”).  The Long-Term Warrants will expire in five years unless previously exercised.  The Short-Term Warrants will expire 60 days from the effective date of a registration statement covering the shares issuable upon conversion of the Debentures and exercise of the Long-Term Warrants and Short-Term Warrants (subject to extension upon the occurrence of certain events), unless previously exercised.  Both the Short-Term Warrants and Long-Term Warrants are for cash exercise only unless after one year there is no effective registration statement.  The closing of the transaction occurred on January 6, 2006.

Substantially all of the proceeds of the sale of the securities were used to repay debt owed to our senior lenders, Bridge Healthcare Finance, LLC and Bridge Opportunity Finance, LLC.

The securities were sold in a private transaction pursuant to an exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.  Under the terms of a Registration Rights Agreement executed in connection with the private placement, we are obligated to register the shares issuable upon conversion of the Debentures and exercise of the warrants for resale on a registration statement to be filed within 30 days of the closing of the transaction.

The description of the transaction set forth above is qualified in its entirety by reference to the Securities Purchase Agreement, Convertible Debenture, Long-Term Stock Purchase Warrant, Short-Term Stock Purchase Warrant and Registration Rights Agreement, forms of which are filed with this current report as Exhibits 10.1 through 10.5, respectively.

On January 10, 2006, we issued a press release regarding the transaction, a copy of which is filed as Exhibit 99.1 to this current report.

Item 2.03                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01, Entry into a Material Definitive Agreement, is hereby incorporated by reference into this Item 2.03.

Item 3.02         Unregistered Sales of Equity Securities.

The information set forth above under Item 1.01, Entry into a Material Definitive Agreement, is hereby incorporated by reference into this Item 3.02.

Item 9.01         Financial Statements and Exhibits.

(c)     Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement by and among the Company and the investors identified on the signature pages thereto, dated as of January 6, 2006.
10.2	Form of Convertible Debenture by and among the Company and the investors identified on the signature pages thereto.

10.3	Form of Long-Term Stock Purchase Warrant by and among the Company and the investors identified on the signature pages thereto.
10.4	Form of Short-Term Stock Purchase Warrant by and among the Company and the investors identified on the signature pages thereto.
10.5	Form of Registration Rights Agreement by and among the Company and the investors identified on the signature pages thereto.
99.1	Press release of the Company issued on January 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRDENTIA CORP.

January 10, 2006	By:	James J. TerBeest
James J. TerBeest
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Securities Purchase Agreement by and among the Company and the investors identified on the signature pages thereto, dated as of January 6, 2006.
10.2	Form of Convertible Debenture by and among the Company and the investors identified on the signature pages thereto.
10.3	Form of Long-Term Stock Purchase Warrant by and among the Company and the investors identified on the signature pages thereto.
10.4	Form of Short-Term Stock Purchase Warrant by and among the Company and the investors identified on the signature pages thereto.
10.5	Form of Registration Rights Agreement by and among the Company and the investors identified on the signature pages thereto.
99.1	Press release of the Company issued on January 10, 2006.